EXHIBIT 23.2

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS



TO:  Knobias, Inc.


         As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 4, 2005 relating to the financial statements of Knobias, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.




                              /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                              --------------------------------------------
                                  Russell Bedford Stefanou Mirchandani LLP



New York, New York
November 9, 2005